EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ICT TECHNOLOGIES, INC.

          ICT Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of ICT Technologies, Inc. be amended by changing the First Article changing the name of the corporation thereof so that, as amended, said Article shall be and read as follows:

          The name of the corporation shall be "Euro Group of Companies, Inc."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on November 5, 2007.

          IN WITNESS WHEREOF, the above mentioned corporation has caused this certificate to be signed by Vasilios Koutsobinas as Chairman and Chief Executive Officer, this 1st day of November 2007.


                                            By:  /s/  Vasilios Koutsobinas
                                               --------------------------------
                                                      Vasilios Koutsobinas,
                                                      Chairman and
                                                      Chief Executive Officer